                                                                    EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT

The following entities are corporations in which Raytel Medical Corporation ("RMC") has an ownership interest:

Name of Corporation                                            State of Incorporation
-------------------                                            ----------------------
Raytel Cardiac Services, Inc.                                        Delaware
Raytel Cardiovascular Labs, Inc.                                     Delaware
Raytel Imaging Holdings, Inc. ("Imaging Holdings")                   Delaware
Raytel Management Holdings, Inc. ("Management Holdings")             Delaware
Raytel Granada Hills, Inc.                                           Delaware
Cardiovascular Ventures, Inc.  ("CVI")                               Delaware

The following entities are corporations in which Imaging Holdings has an ownership interest:

Name of Corporation                                            State of Incorporation
-------------------                                            ----------------------
Raytel Imaging East, Inc. ("RIE")                                    Delaware
Raytel Imaging Mid-Atlantic, Inc. ("RIMA")                           Delaware
Raytel Imaging West, Inc. ("RIW")                                    Delaware
Raytel Medical Imaging, Inc. ("RMI")                                 Delaware
Raytel Imaging Network, Inc.                                         Delaware

The following entities are corporations in which Management Holdings has an ownership interest:

Name of Corporation                                            State of Incorporation
-------------------                                            ----------------------
Raytel California Physician Services, Inc.                           Delaware
Raytel Texas Physician Services, Inc.                                Delaware
Raytel Texas Heart Center Management Company, Inc.                   Delaware

The following entities are corporations in which CVI has an ownership interest:

Name of Corporation                                            State of Incorporation
-------------------                                            ----------------------
Cardiovascular Ventures of Texas, Inc.                               Texas
Cardiovascular Ventures of Central San Antonio, Inc.                 Texas
Cardiovascular Ventures of West Houston, Inc.                        Texas
Fort Worth Cardiac Laboratory, Inc.                                  Texas
Cardiovascular Ventures of Texas II, Inc.                            Texas
Cardiovascular Ventures of Alexandria, Inc.                          Louisiana
Cardiovascular Ventures of East New Orleans, Inc.                    Louisiana
Cardiovascular Ventures of Towson, Inc.                              Maryland
Cardiovascular Centers of Port St. Lucie, Inc.                       Florida
Heart Institute of Port St. Lucie                                    Florida
Physician Partners of Port St. Lucie                                 Florida

The following entities are partnerships in which RIE, RIMA, or RIW has an ownership interest, all of which own and manage a Diagnostic Imaging Center:

Name of Corporation                            Owner           State of Incorporation
-------------------                            -----           ----------------------
Forest Hills Imaging Ventures                  RIE                   New York
CIFMI Joint Venture                            RIW                   California
San Luis Obispo Medical Imaging Center         RIW                   California
MRI Diagnostic Partners I, L.P.-1986           RIMA                  Pennsylvania
MRI Building Partners I, L.P.-1986             RIMA                  Pennsylvania